UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 8, 2025

Citius Oncology, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-41534	99-4362660
(Commission File Number)	(IRS Employer Identification No.)

11 Commerce Drive, 1st Floor, Cranford, NJ	07016
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (908) 967-6677

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CTOR	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On December 8, 2025, Citius Oncology, Inc. (the “Company”) entered into a securities purchase agreement (the “RD Purchase Agreement”) with a certain institutional investor in a registered direct offering for the purchase and sale of 1,284,404 shares of our common stock, $0.0001 par value per share, at an offering price of $1.09 per share of common stock (the “Shares”). In a concurrent private placement, the Company also agreed to sell such institutional investor warrants to purchase up to 1,284,404 shares of common stock (the “Common Warrants”), with an exercise price of $1.09 per share of our common stock, which are exercisable upon Stockholder Approval (as defined in the Common Warrant), and have a term of five years from the date of Stockholder Approval.

On December 8, 2025, the Company also entered into a securities purchase agreement (the “PIPE Purchase Agreement”, together with the RD Purchase Agreement, the “Purchase Agreements”) with such institutional investor to issue in a concurrent private placement pre-funded warrants to purchase up to 15,229,358 shares of common stock (the “Pre-funded Warrants”) and 15,229,358 Common Warrants, at a combined price of $1.0899 per Pre-funded Warrant and accompanying Common Warrant. The Pre-funded Warrants are exercisable immediately, at an exercise price of $0.0001 per share, and will remain valid and exercisable until all the Pre-funded Warrants are exercised in full. The registered direct offering and the concurrent private placement are collectively referred to herein as the “Offering”.

A holder of a Common Warrant or a Pre-funded Warrant will not have the right to exercise any portion of its warrants if the holder, together with its affiliates, would beneficially own in excess of 4.99% (or 9.99% at the election of the holder prior to the date of issuance) of the number of shares of common stock outstanding immediately after giving effect to such exercise (the “Beneficial Ownership Limitation”); provided, however, that upon 61 days’ prior notice to the Company, the holder may increase or decrease the Beneficial Ownership Limitation, provided that in no event shall the Beneficial Ownership Limitation exceed 9.99%. The exercise price and number of shares of common stock issuable upon exercise are subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting the common stock and the exercise price.

H.C. Wainwright and Co., LLC (“Wainwright”) acted as the Company’s exclusive placement agent in connection with the Offering. In connection with the Offering, the Company agreed to pay Wainwright a cash fee of 7.0% of the aggregate gross proceeds the Company received in the Offering. The Company agreed to also reimburse Wainwright up to $100,000 for fees and expenses of legal counsel, $35,000 for non-accountable expenses and $15,950 for clearing expenses. In addition, the Company granted placement agent warrants to Wainwright, or its designees, to purchase up to 1,155,963 shares of common stock (the “Placement Agent Warrants”). The terms of the Placement Agent Warrants are substantially the same as the terms of the Common Warrants, except that the exercise price is $1.3625 per share and expire five years from the commencement of sales in the Offering.

The aggregate gross proceeds to the Company from the Offering were approximately $18.0 million. Net proceeds are approximately $15.2 million, after deducting placement agent fees and other offering expenses payable by the Company. The Company anticipates using the net proceeds to support the commercial launch of LYMPHIR and for working capital and general corporate purposes. The Offering closed on December 10, 2025.

Pursuant to the Purchase Agreements, the Company agreed for a period of 60 days following after the effective date of the registration statement to be filed in connection with the private placement not to issue, enter into an agreement to issue or announce the issuance or proposed issuance of the shares or any other securities convertible into, or exercisable or exchangeable for, shares of common stock, subject to certain exceptions. We have also agreed from the date of the offering until one year after the effective date of the registration statement to be filed in connection with the Private Placement, not to issue any shares of common stock or Common Stock Equivalents in a Variable Rate Transaction (as defined in the Purchase Agreements), subject to certain exceptions. In addition, the Company shall seek stockholder approval by written consent or hold an annual or special meeting of stockholders on or prior to the date that is ninety (90) days following the Closing Date for the purpose of obtaining Stockholder Approval, and shall seek stockholder approval by written consent or call a meeting every ninety (90) days thereafter to seek Stockholder Approval until the earlier of the date on which Stockholder Approval is obtained or the Common Warrants are no longer outstanding.

The Shares described above were offered pursuant to the Registration Statement on Form S-3 (File No. 333-289979), which was declared effective by the Securities and Exchange Commission (the “SEC”) on September 4, 2025, including a prospectus supplement filed with the SEC on December 10, 2025.

The Pre-funded Warrants, Common Warrants, Placement Agent Warrants and the shares issuable upon exercise of the Pre-funded Warrants, Common Warrants and Placement Agent Warrants were sold and issued without registration under the Securities Act of 1933 (the “Securities Act”) in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act as transactions not involving a public offering and/or Rule 506 promulgated under the Securities Act as sales to accredited investors, and in reliance on similar exemptions under applicable state laws.

In connection with the PIPE Purchase Agreement, the Company entered into a registration rights agreement with the investor (the “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement, the Company has agreed to file a registration statement registering for resale the shares of common stock issuable upon exercise of the Pre-funded Warrants, Common Warrants, and Placement Agent Warrants, as well as the September 2025 Warrants (as defined below). The Company has agreed to file such registration statement within 30 days of the date of the Registration Rights Agreement, and have such registration statement declared effective no later than the earlier of (i) 60 days following the date of the Registration Rights Agreement (or 90 days following the date of the Registration Rights Agreement, if the SEC notifies the Company that it will “review” the registration statement) and (ii) the fifth business day after the date the Company is notified by the SEC that the registration statement will not be reviewed.

The Purchase Agreements contain customary representations and warranties and agreements of the Company and the investor and customary indemnification rights and obligations of the parties. The representations, warranties and covenants contained in the Purchase Agreements were made solely for the benefit of the parties to the Purchase Agreements and may be subject to limitations agreed upon by the contracting parties. Accordingly, the Purchase Agreements are incorporated herein by reference only to provide investors with information regarding the terms of the Purchase Agreements, and not to provide investors with any other factual information regarding the Company or its business, and should be read in conjunction with the disclosures in the Company’s periodic reports and other filings with the SEC.

The foregoing descriptions of the RD Purchase Agreement, PIPE Purchase Agreement, Registration Rights Agreement, the Common Warrants, the Pre-funded Warrants and the Placement Agent Warrants are qualified in their entirety by reference to the forms of each, copies of which are attached hereto as Exhibits 10.1, 10.2, 10.3, 4.1, 4.2 and 4.3, respectively, and are incorporated herein by reference. A copy of the opinion of Wyrick Robbins Yates & Ponton LLP relating to the legality of the issuance and sale of the Shares in the offering is attached as Exhibit 5.1 hereto.

In connection with the offering, the Company and the investor entered into a letter agreement for the purpose of amending outstanding warrants to purchase up to an aggregate of 11,961,040 shares of our common stock held by the investor, issued by the Company on July 16, 2025 (the “July 2025 Warrants”), and September 10, 2025 (the “September 2025 Warrants”, together with the July 2025 Warrants, the “Existing Warrants”), to reduce the exercise price of the Existing Warrants to $1.09 per share, and to amend the exercise date to instead be exercisable commencing on the date of Stockholder Approval (as defined above). All other terms of the Existing Warrants remain the same. The Warrant Amendment Agreement is attached as Exhibit 10.4 hereto.

In addition, in connection with the offering described above, on December 10, 2025, the Company and Citius Pharmaceuticals, Inc. (“Citius Pharma”) amended the promissory note, dated August 16, 2024, as previously amended on September 10, 2025 (the “Note”), issued by the Company to Citius Pharma to provide that the maturity of the Note would be the date at which the Company has closed a series of capital raises that in the aggregate provide gross proceeds of at least $50 million through the issuance of debt or equity securities or the royalty-backed monetization of LYMPHIR™. All other terms of the Note remain the same. The amendment to the Note is attached as Exhibit 10.5 hereto.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this Current Report on Form 8-K relating to the Pre-funded Warrants, Common Warrants, Placement Agent Warrants and the shares issuable upon exercise of the Pre-funded Warrants, Common Warrants and Placement Agent Warrants is hereby incorporated by reference into this Item 3.02.

Item 8.01 Other Events.

On December 9, 2025, the Company issued a press release to announce the entry into the Purchase Agreements. On December 10, 2025, the Company issued a press release to announce the closing of the Offering. The press releases are attached hereto as Exhibit 99.1 and Exhibit 99.2, respectively, and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
4.1	Form of Common Warrant.
4.2	Form of Pre-funded Warrant.
4.3	Form of Placement Agent Warrant.
5.1	Opinion of Wyrick Robbins Yates & Ponton LLP.
10.1	Form of Registered Direct Securities Purchase Agreement, dated as of December 9, 2025, by and between Citius Oncology, Inc. and the purchaser signatory thereto.
10.2	Form of PIPE Securities Purchase Agreement, dated as of December 9, 2025, by and between Citius Oncology, Inc. and the purchaser signatory thereto.
10.3	Form of Registration Rights Agreement, dated as of December 9, 2025, by and between Citius Oncology, Inc. and the purchaser signatory thereto.
10.4	Form of Warrant Amendment Agreement, dated as of December 9, 2025, by and between Citius Oncology, Inc. and the investor signatory thereto.
10.5	Amendment to Promissory Note, dated December 10, 2025, by and between Citius Oncology, Inc. and Citius Pharmaceuticals, Inc.
99.1	Pricing Press Release, dated as of December 9, 2025.
99.2	Closing Press Release, dated as of December 10, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 10, 2025	CITIUS ONCOLOGY, INC.

	By:	/s/ Leonard Mazur
Leonard Mazur
Chairman and Chief Executive Officer

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